Exhibit 10.1

SUBSCRIPTION AGREEMENT

THIS AGREEMENT is made as of January 18, 2024 between:

CANOPY GROWTH CORPORATION, a corporation governed by the federal laws of Canada

(the "Company"),

- and -

[•], a corporation incorporated under the laws of [•]

(the "Investor").

WHEREAS the Company has agreed to issue to the Investor [•] units (each, a “Unit”) of the Company at a price of US$4.29 per Unit in connection with an offering for aggregate gross proceeds of US$[•] (the “Offering”), with each Unit consisting of (a) one common share of the Company (each, a “Unit Share”) and (b) in accordance with the terms hereof, (i) one Series A common share purchase warrant (each, a “Series A Warrant”) or (ii) one Series B common share purchase warrant (each, a “Series B Warrant” and, together with the Series A Warrants, the “Warrants”);

AND WHEREAS the Offering is being made on a private placement basis pursuant to an engagement letter (the “Engagement Letter”) dated as of January 7, 2024 among the Company and ATB Capital Markets USA Inc. and A.G.P./Alliance Global Partners (together, the "Agents");

AND WHEREAS the Company has agreed to issue to the Investor, and the Investor has agreed to purchase from the Company, Units in the aggregate principal amount set forth opposite such Investor's name on Exhibit A hereto (collectively, the “Subscription Amount”) payable on the Closing Date in connection with the Offering;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements of the Parties hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each Party), the Parties agree as follows:

Article 1
INTERPRETATION

1.1	Defined Terms

For the purposes of this Agreement (including the recitals and the Schedules hereto), unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

"1933 Act" means the United States Securities Act of 1933, as amended;

"1934 Act" means the United States Securities Exchange Act of 1934, as amended;

"Affiliate" means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person;

"Agents" shall have the meaning assigned to such term in the recitals of this Agreement;

"Agreement" means this agreement and the Schedules attached hereto and all amendments, restatements or replacements made hereto by written agreement between the Parties;

"Anti-Corruption Laws" shall have the meaning assigned to such term in Section 3.1(t)(i);

"Anti-Money Laundering Laws" shall have the meaning assigned to such term in Section 3.1(s)(i);

"Articles" means the articles of incorporation of the Company together with any amendments thereto or replacements thereof;

"Board" means the board of directors of the Company;

"Business Day" means any day, other than (a) a Saturday, Sunday or statutory holiday in the Province of Ontario, and (b) a day on which banks are generally closed in the Province of Ontario;

"Cannabis" shall mean any of the following: (i) any plant or seed, whether live or dead, from any species or subspecies of genus Cannabis, including Cannabis sativa, Cannabis indica and Cannabis ruderalis, Marijuana and any part, whether live or dead, of the plant or seed thereof, including any stalk, branch, root, leaf, flower, or trichome; (ii) any material obtained, extracted, isolated, or purified from the plant or seed or the parts contemplated by clause (i) of this definition, including any oil, cannabinoid, terpene, genetic material or any combination thereof; (iii) any organism engineered to biosynthetically produce the material contemplated by clause (ii) of this definition, including any micro-organism engineered for such purpose; (iv) any biologically or chemically synthesized version of the material contemplated by clause (ii) of this definition or any analog thereof, including any product made by any organism contemplated by clause (iii) of this definition; and any other meaning ascribed to the term "cannabis" under United States or Canadian Cannabis Laws;

"Cannabis Act" means the Cannabis Act, S.C. 2018 c. 16, an Act respecting cannabis and to amend the Controlled Drugs and Substances Act, the Criminal Code and other Acts as amended from time to time;

"Cannabis Activities" means any activities, including advertising or promotional activities, relating to or in connection with: (i) the possession, importation, exportation, cultivation, production, processing, packaging, purchase, testing, distribution or sale of Cannabis; (ii) the design and engineering of Cannabis facilities; or (iii) consulting activities relating to any of the foregoing;

"Cannabis Authorizations" shall have the meaning assigned to such term in Section 3.1(x);

"Cannabis Laws" means Requirements of Law with respect to Cannabis Activities (i.e. excluding Requirements of Law of general application), including the Cannabis Act, Cannabis Regulations, and the Controlled Substances Act (United States), but excluding requirements in the organizational documents of any Person;

"Cannabis Regulations" means the regulations promulgated under the Cannabis Act, as amended from time to time, and all other regulations made from time to time under any other applicable legislation in any applicable jurisdiction with respect to Cannabis Activities;

"CBG Group" means, collectively, Greenstar Canada Investment Limited Partnership and CBG Holdings LLC;

"Claim" means any third-party (i) suit, action, proceeding, dispute, investigation, claim, arbitration, order, summons, citation, directive, charge, demand or prosecution, whether legal or administrative; or (ii) appeal or application for review; at law or in equity or by any Governmental Entity;

"Closing" means the closing of the sale of the Units on the Closing Date;

"Closing Date" means January 19, 2024, or such other date as may be agreed to by the Parties;

"Closing Document" means any document delivered at the Time of Closing as provided in or pursuant to this Agreement;

"Code" shall mean the Internal Revenue Code of 1986, as amended;

"Common Share Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares;

"Common Shares" means common shares in the capital of the Company;

"Company" shall have the meaning assigned to such term in the preamble of this Agreement;

"Company Affiliate" shall have the meaning assigned to such term in Section 3.1(t)(ii);

"Contingent Obligation" shall have the meaning assigned to such term in Section 3.1(dd);

"control" means, in respect of a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise, and "controlling" and "controlled" have corresponding meanings;

"Disclosure Time" means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof;

"Engagement Letter" shall have the meaning assigned to such term in the recitals of this Agreement;

"EDGAR" means the SEC's Electronic Data Gathering Analysis and Retrieval system;

"Environment" means ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law;

"Environmental Laws" shall mean all applicable Laws (including common law), rules, regulations, codes, ordinances, orders, binding agreements, decrees or judgments, promulgated or entered into by or with any Governmental Entity, relating in any way to the Environment, preservation or reclamation of natural resources, the generation, use, transport, treatment, storage, disposal, management, Release or threatened Release of, or exposure to, any Hazardous Material or to public or employee health and safety matters (to the extent relating to the Environment or Hazardous Materials);

"Environmental Permits" shall have the meaning assigned to such term in Section 3.1(l);

"Equity Awards" means all awards of Common Share purchase options, restricted share units, performance share units, deferred share units, stock appreciation rights, performance awards or other shares-based awards under the Omnibus Plans;

"Equity Interests" of any Person shall mean any and all shares, units, interests, rights to purchase or otherwise acquire, warrants, options, participations, or other equivalents of or interests in (however designated) equity or ownership of such Person, including any preferred shares, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing;

"Exempt Issuance" means the issuance of (i) Common Shares or stock options and other similar issuances pursuant to the share incentive plan of the Company and other share compensation arrangements of the Company; (ii) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities; (iii) securities in connection with obligations of the Company in respect of agreements in existence as of the date of this Agreement; (iv) the issuance of securities by the Company in connection with acquisitions or strategic transactions in the normal course of business; or (v) convertible securities in connection with the exchange, transfer, repurchase or cancellation of existing outstanding securities of the Company;

"Financial Statements" shall have the meaning assigned to such term in Section 3.1(e);

"GAAP" shall mean generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis;

"GDPR" shall have the meaning assigned to such term in Section 3.1(mm);

"Governmental Entity" means any domestic or foreign federal, provincial, territorial, regional, state, municipal or other government, governmental department, agency, authority or body (whether administrative, legislative, executive or otherwise), court, tribunal, commission or commissioner, bureau, minister or ministry, board or agency, or other regulatory authority, including the Securities Regulators and stock exchanges;

"Government Official" shall have the meaning assigned to such term in Section 3.1(t)(ii);

"Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder;

"Hazardous Materials" shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum by products or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, per and polyfluoroalkyl substances, radon gas or pesticides, fungicides, fertilizers or other agricultural chemicals, of any nature subject to regulation or which can give rise to liability under any Environmental Law;

"Health Canada Licence" means any license issued by Health Canada to the Company, its Subsidiaries or any of their respective Affiliates in respect of their respective Cannabis Activities;

"HIPAA" shall have the meaning assigned to such term in Section 3.1(mm);

"Indebtedness" shall have the meaning assigned to such term in Section 3.1(dd);

"Information" shall have the meaning assigned to such term in Section 3.2(p);

"Insolvent" means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company's and its Subsidiaries' assets is less than the amount required to pay the Company's and its Subsidiaries' total Indebtedness, (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company's or such Subsidiary's (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature;

"Investor" shall have the meaning assigned to such term in the preamble of this Agreement;

"Laws" means any and all federal, state, provincial, territorial, regional, local, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, proclamation, directive, code, edict, Order, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity;

"Legacy Omnibus Plan" means the Company's amended and restated omnibus incentive plan last approved by the shareholders of the Company on September 21, 2020;

"Liens" shall have the meaning assigned to such term in Section 3.1(b);

“Lock-Up Agreements” means the lock-up agreements signed by the Company’s directors and executive officers in connection with the Offering, setting forth the restrictions on trading in securities of the Company for certain periods, each as dated on or prior to the Closing Date;

"Marijuana" means "marihuana" as defined in 21 U.S.C 802;

"Material Adverse Effect" means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), or financial conditions of the Company or any Subsidiary, individually or taken as a whole, (ii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents, or (iii)  the transactions contemplated hereby or in any of the Transaction Documents, or any other agreements or instruments to be entered into in connection herewith or therewith;

"Nasdaq” means the Nasdaq Global Select Market;

"New Omnibus Plan" means the Company's omnibus equity incentive plan last approved by the shareholders of the Company on September 25, 2023;

"OFAC" shall have the meaning assigned to such term in Section 3.1(s)(ii);

"Offering" shall have the meaning assigned to such term in the recitals to this Agreement;

"Omnibus Plans" means the Legacy Omnibus Plan and the New Omnibus Plan;

"Order" shall mean any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction;

"Parties" means the Company and the Investor and "Party" means any one of them;

"PCMLTFA" shall have the meaning assigned to such term in Section 3.2(l);

"Permit" shall mean, with respect to any person, any permit, approval, authorization, consent, license, registration, exemption, certificate, certification, clearance, approval, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Entity, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject, and any supplements or amendments with respect to the foregoing;

"Permitted Contingent Investment" means: (i) the Company's ownership interest in Canopy USA, LLC; and (ii) the acquisition of an option, warrant, right or other contingent agreement to make an investment in a Person that is not exercisable, convertible or exchangeable unless and until there are changes in the Cannabis Laws that are applicable to such Person;

"Person" means any individual, company, limited partnership, general partnership, joint stock company, limited liability company, joint venture, association, corporation, trust, bank, trust company, pension fund, business trust or other organization, whether or not a legal entity and any Governmental Entity;

"Personal Data" shall have the meaning assigned to such term in Section 3.1(mm);

"Policies" shall have the meaning assigned to such term in Section 3.1(mm);

"Privacy Laws" shall have the meaning assigned to such term in Section 3.1(mm);

"Public Disclosure Documents" shall have the meaning assigned to such term in Section 3.1(e);

"Registration Rights Agreement" means the registration rights agreement, dated as of the Closing Date, between the Company and the Investor, in the form attached hereto as Schedule C;

"Registration Statement" means the registration statement of the Company to be filed with the SEC and used to register the resale of the Unit Shares and Warrant Shares issued under the Offering in accordance with the terms of the Registration Rights Agreement;

"Regulation D" means Regulation D promulgated under the 1933 Act;

"Regulation S" means Regulation S promulgated under the 1933 Act;

"Release" means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment;

"Reporting Jurisdictions" means each of the provinces and territories of Canada;

"Requirement of Law" shall mean, as to any Person, any U.S., Canadian or foreign federal, provincial, territorial, state or local statute, law (including without limitation, common law), treaty or ordinance, or any judgment, decree, consent decree, settlement agreement, rule, regulation, order injunction or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Entity, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject;

"Rule 144" shall have the meaning assigned to such term in Section 3.1(m);

"Sanctions" shall have the meaning assigned to such term in Section 3.1(s)(ii);

"Sanctions Laws" shall have the meaning assigned to such term in Section 3.1(s)(iii);

"SEC" means the United States Securities and Exchange Commission;

"Securities" means collectively, the Unit Shares, the Warrants and the Warrant Shares;

"Securities Laws" means (i) all applicable Canadian securities Laws in the Reporting Jurisdictions and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, notices, orders, blanket rulings and other regulatory instruments of the Securities Regulators and all rules and policies of the TSX and (ii) all applicable United States securities laws, including, without limitation, the 1933 Act and the rules and regulations thereunder, the 1934 Act and the rules and regulations thereunder, and all applicable state securities laws and all rules and policies of the Stock Exchange;

"Securities Regulators" means, collectively, the SEC and such other securities commissions or other securities regulatory authorities in the Reporting Jurisdictions;

"SEDAR+" means the System for Electronic Document Analysis and Retrieval + of the Canadian Securities Administrators;

"Short Sales" means all "short sales" as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include locating and/or borrowing Common Shares);

"Stock Exchange" means the principal U.S. national or regional securities exchange on which the Common Shares are then listed, or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Shares are then traded;

"Subscription Amount" shall have the meaning assigned to such term in the recitals to this Agreement;

"Subsidiaries" means, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity of which (i) the ordinary voting power of more than 50% of the Voting Shares is, at the time any determination is being made, owned or held, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent or (ii) a majority of the members of the board of directors (or equivalent governing body) have been appointed or designated for appointment (and actually elected by persons entitled to cast a vote in respect of, or otherwise approve, such appointment or designation) by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, and each of the foregoing, is individually referred to herein as a "Subsidiary";

"Taxes" shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Entity, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing;

"Third Party" shall mean a person other than the Company, any of its subsidiaries or any of their respective Affiliates;

"Time of Closing" means 8:00 a.m. (Toronto time) on the Closing Date or such other time as may be agreed to by the Parties;

"Trading Day" means a day on which (a) there is no VWAP Market Disruption Event; and (b) trading in the Common Shares generally occurs on the Stock Exchange. If the Common Shares are not so listed or traded, then "Trading Day" means a Business Day;

"Transaction Documents" shall have the meaning assigned to such term in Section 3.1(a);

"Transfer Agent" means Odyssey Trust Company or any other transfer agent appointed by the Company;

"TSX" means the Toronto Stock Exchange or any successor thereto;

"United States" has that meaning ascribed to it in Regulation S;

"Units" shall have the meaning assigned to such term in the recitals of this Agreement;

"Unit Shares" shall have the meaning assigned to such term in the recitals of this Agreement;

"Voting Shares" shall mean, with respect to any Person, such person's Equity Interests having the right to vote for the election of directors (or the equivalent) of such Person under ordinary circumstances (or, in the case of a partnership, the general partnership interests);

"VWAP Market Disruption Event" means, with respect to any date, (a) the failure by the Stock Exchange to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Shares or in any options contracts or futures contracts relating to the Common Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m., Toronto time, on such date;

"Warrant Certificate" shall have the meaning assigned to such term in Section 2.2;

"Warrants" shall have the meaning assigned to such term in the recitals of this Agreement; and

"Warrant Shares" shall have the meaning assigned to such term in Section 2.2.

1.2	Rules of Construction

In this Agreement:

(a)	the terms "Agreement", "this Agreement", "the Agreement", "hereto", "hereof", "herein", "hereby", "hereunder" and similar expressions refer to this Agreement in its entirety and not to any particular provision hereof;

(b)	references to an "Article", "Section" or "Schedule" followed by a number or letter refer to the specified Article of, Section of or Schedule to this Agreement;

(c)	the division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

(d)	words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders;

(e)	the word "including" is deemed to mean "including without limitation";

(f)	any reference to this Agreement means this Agreement as amended, modified, replaced or supplemented from time to time;

(g)	any reference to a statute, regulation or rule shall be construed to be a reference thereto as the same may from time to time be amended, re-enacted or replaced, and any reference to a statute shall include any regulations or rules made thereunder;

(h)	all dollar amounts refer to United States dollars unless stated otherwise;

(i)	any time period within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends; and

(j)	whenever any action is required to be taken or period of time is to expire on a day other than a Business Day, such action shall be taken or period shall expire on the next following Business Day.

1.3	Time of Essence

Time shall be of the essence of this Agreement.

1.4	Governing Law and Submission to Jurisdiction

(a)	This Agreement shall be interpreted and enforced in accordance with, and the respective rights and obligations of the Parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(b)	Each of the Parties irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of the courts of the Province of Ontario over any action or proceeding arising out of or relating to this Agreement, (ii) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts and (iii) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding.

1.5	Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

1.6	Entire Agreement

This Agreement, including, for greater certainty, the Schedules hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided herein or therein.

1.7	Knowledge

For the purposes of this Agreement, with respect to any matter, the "knowledge of the Company" shall mean the knowledge of the Chief Executive Officer and Chief Financial Officer of the Company, after due inquiry, but, in each case, without the requirement to make any inquiries of Third Parties or any Governmental Entity or to perform any search of any public registry office or system (and each such individual will be deemed to have "knowledge" of a particular fact or other matter if (i) that individual is actually aware of that fact or matter; or (ii) that fact or matter comes to the attention of that individual under circumstances in which a reasonable person would take cognizance of it).

1.8	Schedules and Exhibits

The following Schedules and Exhibit are attached to and form an integral part of this Agreement:

Schedule "A"	-	Form of Series A Warrant Certificate
Schedule "B"	-	Form of Series B Warrant Certificate
Schedule "C"	-	Registration Rights Agreement
Exhibit "A"	-	Information Regarding the Investor

Article 2
purchase OF units

2.1	Investment in Units

On the terms and subject to the conditions of this Agreement, the Investor agrees to subscribe for and purchase from the Company, and the Company agrees to issue and sell to the Investor, Units with a principal amount equal to the Subscription Amount, comprising such number of Unit Shares, Series A Warrants and Series B Warrants, in each case, as set out on Exhibit "A".

2.2	Description of Units

Each Unit is comprised of (a) one Unit Share and (b)(i) one Series A Warrant or (ii) one Series B Warrant.

Each Series A Warrant entitles the Investor to purchase one Common Share (each, a "Series A Warrant Share") at a price equal to US$4.83 for a period commencing on the Closing Date and ending on the date that is five years following the Closing Date. The Series A Warrants will be governed under the terms of a warrant certificate (the "Series A Warrant Certificate"), pursuant to which the Series A Warrants will be created and issued in the form attached hereto as Schedule "A".

Each Series B Warrant entitles the Investor to purchase one Common Share (each, a "Series B Warrant Share” and, together with the Series A Warrant Shares, the “Warrant Shares”) at a price equal to US$4.83 for a period commencing on the date that is six-months following the Closing Date and ending on the date that is five years following such date. The Series B Warrants will be governed under the terms of a warrant certificate (the "Series B Warrant Certificate" and, together with the Series A Warrant Certificate, the “Warrant Certificates”), pursuant to which the Series B Warrants will be created and issued in the form attached hereto as Schedule "B".

2.3	Satisfaction of the Subscription Amount

In full satisfaction of the Subscription Amount for the Units, the Investor shall pay, or cause to be paid, to the Company (or as directed by the Company) by wire transfer in immediately available funds or in any other manner agreed upon by the Parties, at or before the Time of Closing on the Closing Date, the Subscription Amount.

Article 3
REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Company

In consideration of the Investor entering into this Agreement, the Company hereby represents and warrants to the Investor, as of the date hereof and as of the Closing Date (except for such representations and warranties which refer to or are made as of another specified date, in which case, such representations and warranties will have been true and correct as of that date), and acknowledges and confirms that such Investor is relying upon such representations and warranties in entering into this Agreement:

(a)	Organization; Powers. Each of the Company and each of its Subsidiaries (a) is a partnership, limited partnership, limited liability company, corporation, company or other entity duly organized, validly existing and in good standing (or, if applicable in a jurisdiction outside of the United States of America and Canada, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States of America and Canada) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under this Agreement, the Warrant Certificates, the Registration Rights Agreement and each Closing Document (collectively, the "Transaction Documents") to which it is or will be a party and to issue and sell the Units in accordance with the terms hereof and thereof.

(b)	Authorization. The Company has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to issue and sell the Units, including the Unit Shares and Warrants comprising the Units, and to issue and sell the Warrant Shares underlying the Warrants in accordance with the terms of the Warrant Certificates. The execution, delivery and performance by the Company of each of the Transaction Documents (a) has been duly authorized by the Company's board of directors and the Company has obtained all corporate, or similar action required to be obtained by the Company; and (b) will not (i) violate (A) any provision of Law (including, without limitation, the Securities Laws) applicable to the Company or its Subsidiaries, (B) the certificate or articles of incorporation, amalgamation or other constitutive documents (including any partnership, limited liability company, operating or shareholders' agreements) or by-laws of the Company or its Subsidiaries, (C) any applicable order of any court or any rule, regulation or order of any Governmental Entity applicable to the Company or its Subsidiaries or (D) any provision of any indenture, loan document, certificate of designation for preferred shares, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred shares, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) (other than clause (B) thereof) or (ii) of this Section 3.1(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any mortgages, defects, claims, charges, liens, pledges, hypothecs, deeds of trust, taxes, rights of first refusal, encumbrances, security interests or other encumbrances (collectively, "Liens") upon or with respect to any property or assets now owned or hereafter acquired by the Company or any of its Subsidiaries where any such Lien would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)	Enforceability. This Agreement has been duly executed and delivered by the Company and constitutes, and each other Transaction Document to which it is a party when executed and delivered by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)	Governmental Entities. No action, consent or approval of, registration or filing with or any other action by any Governmental Entity is or will be required for the execution, delivery or performance of each Transaction Document to which the Company is a party, except for (a) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect; (b) the filing with the SEC of (A) the Registration Statement and a related prospectus, if required and as may be supplemented or amended from time to time, (B) a Current Report on Form 8-K, (C) the Warrant Certificates (and/or any amendment or supplement thereto); (c) the filing of any applicable private placement form with the Ontario Securities Commission; (d) filing of a listing of additional shares notice with the Nasdaq and final approval of the TSX; and (e) any other filings as may be required by any U.S. state securities agencies.

(e)	Public Disclosure Documents; Financial Statements. Since April 1, 2023, the Company has filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to Section 13 of the 1934 Act and required to be filed on SEDAR+ pursuant to applicable Securities Laws (all of the Company's filings with the SEC or on SEDAR+ since April 1, 2023, and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "Public Disclosure Documents"). As of their respective dates, the Public Disclosure Documents complied in all material respects with the requirements of applicable Securities Laws applicable to the Public Disclosure Documents, and none of the Public Disclosure Documents, at the time they were filed with the SEC or on SEDAR+, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company publicly filed on EDGAR and/or SEDAR+ since April 1, 2023, which are included in the Public Disclosure Documents (the "Financial Statements") complied in all material respects with applicable accounting requirements and the published rules and regulations promulgated under applicable Securities Law with respect thereto as in effect as of the time of filing. Such Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its Subsidiaries, on a consolidated basis, as of the respective dates thereof and the results of its operations and cash flows for the periods then ended (subject to adjustments which are not expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole). The Company is not currently contemplating to amend or restate any of the Financial Statements, nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financial Statements to be in compliance with GAAP and the rules and regulations of Securities Laws. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(f)	No Material Adverse Effect. Except as disclosed in the Public Disclosure Documents, since April 1, 2023, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect.

(g)	Litigation; Compliance with Laws.

(i)	Except as disclosed in the Public Disclosure Documents, there is no Claim before or by any Governmental Entity, pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Shares or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, which could reasonably be expected to result in a Material Adverse Effect. No current director, officer or, to the Company's knowledge, employee of the Company or any of its Subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Except as disclosed in the Public Disclosure Documents, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC or Canadian Securities Regulators involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. The Company is not aware of any such action, suit, arbitration or to the knowledge of the Company any investigation, inquiry or other proceeding. Except as disclosed in the Public Disclosure Documents, neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(ii)	Neither the Company nor any of its Subsidiaries is in violation of (nor will the continued operation of their respective property or businesses as currently conducted violate) any Requirement of Law (including any zoning, building, ordinance, code or approval or any building permit) or any restrictions of record or agreements affecting any of the Company's real property or is in default with respect to any Order applicable to it or any of its property where such violation or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(iii)	The Company and each of its Subsidiaries maintains in effect and enforces policies and procedures reasonably designed to ensure compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers, employees, agents and representatives with applicable Anti-Corruption Laws, Sanctions Laws and Anti-Money Laundering Laws.

(h)	Issuance of Securities. The Unit Shares have been duly authorized, allotted and reserved for issuance and, upon issuance in accordance with the terms of this Agreement, shall be validly issued, fully paid and non-assessable Common Shares and free from all pre-emptive or similar rights or Liens with respect to the issuance thereof (other than the pre-emptive rights of the CBG Group that shall be waived prior to the Closing Date). The Warrants have been duly created, authorized, allotted and reserved for issuance and, upon issuance in accordance with the terms of this Agreement and the Warrant Certificates, shall be validly issued, fully paid and non-assessable and free from all pre-emptive or similar rights or Liens with respect to the issuance thereof (other than the pre-emptive rights of the CBG Group that shall be waived prior to the Closing Date). As of the date hereof, the Company shall have reserved for issuance from its duly authorized share capital a sufficient number of Common Shares for the purpose of enabling the Company to issue the Warrant Shares upon exercise of the Warrants. Upon exercise of the Warrants in accordance with the terms of the Warrant Certificates and payment of the exercise price therefor, the Warrant Shares, when issued, will be validly issued, fully paid and non-assessable Common Shares and free from all pre-emptive or similar rights or Liens with respect to the issue thereof (other than the pre-emptive rights of the CBG Group that shall be waived prior to the Closing Date), with the holder thereof being entitled to all rights accorded to a holder of Common Shares.

(i)	Investment Company Act. Neither the Company nor any of its Subsidiaries is required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(j)	Use of Proceeds. No part of the net proceeds from the sale of the Units will be used, directly or indirectly, in any manner that would result in a breach of any applicable Cannabis Law, including (a) for any Marijuana or Marijuana-related operations of the Company or any of its Subsidiaries and Affiliates, or (b) by or for any Subsidiary or Affiliate involved in Marijuana or Marijuana-related operations, in each case, in the United States unless and until such operations are permitted by the federal and applicable state Laws of the United States.

(k)	Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries (i) has made or filed all foreign, federal, provincial, and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all Taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Code. Other than as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, with respect to the Company and each of its Subsidiaries, there are no claims being asserted in writing to the Company with respect to any Taxes.

(l)	Environmental Matters. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice, request for information, order, complaint or penalty has been received by the Company or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of the Company, threatened, which allege a violation of or liability under or related to any Environmental Laws, Environmental Permits or Hazardous Materials, in each case relating to the Company or any of its Subsidiaries or any of their respective predecessors, (ii) the Company and each of its Subsidiaries has all environmental permits, licenses and other approvals necessary for its facilities and operations to comply with all Environmental Laws ("Environmental Permits") and is in compliance with the terms of such Environmental Permits and with all other Environmental Laws, (iii) no Hazardous Material is located at, on or under any property currently or, to the knowledge of the Company, formerly owned, operated or leased by the Company or any of its Subsidiaries (or any of their respective predecessors) that would reasonably be expected to give rise to any cost, liability or obligation of the Company or any of its Subsidiaries under any Environmental Laws or Environmental Permits, (iv) no Hazardous Material has been generated, used, treated, stored, handled, disposed of or controlled, transported or released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Company or any of its Subsidiaries (or any of their respective predecessors) under any Environmental Laws or Environmental Permits, (v) there are no agreements in which the Company or any of its Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other Person arising under or relating to Environmental Laws, Environmental Permits or Hazardous Materials, and (vi) there has been no written environmental assessment or audit conducted (other than customary assessments not revealing anything that would reasonably be expected to be material to the Company or any of its Subsidiaries) of any property currently or, to the knowledge of the Company, formerly owned or leased by the Company or any of its Subsidiaries that is in the possession or control of the Company.

(m)	Acknowledgment Regarding the Investor's Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) to the knowledge of the Company, an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, "Rule 144")) of the Company or any of its Subsidiaries, or (iii) to the knowledge of the Company, a "beneficial owner" (as defined for purposes of Rule 13d-3 of the 1934 Act) of more than 10% of the issued and outstanding Common Shares. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Units. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.

(n)	Fees. The Company shall be responsible for the payment of any Agents' fees, financial advisory fees, or brokers' commissions (other than for Persons engaged by the Investor or its investment advisor) relating to or arising out of the transactions contemplated hereby including, without limitation, the Agents' fees payable in connection with the sale of the Units as set out in the Engagement Letter. The Company shall pay all amounts required pursuant to the Engagement Letter; provided that the Company shall not have any liability for amounts beyond those set forth in the Engagement Letter, including, for greater certainty, any fees or disbursements incurred by separate legal counsel of the Investor. The Company acknowledges that it has engaged the Agents in connection with the sale of the Units. Other than the Agents, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Units.

(o)	No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth in the Public Disclosure Documents, no event, liability, development or circumstance has occurred with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, operations (including results thereof) or financial condition that (i) would be required to be disclosed by the Company under applicable Securities Laws on a Form 8-K filed with the SEC which has not been publicly announced as of the date hereof, or (ii) would have a Material Adverse Effect.

(p)	Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries; (b) the hours worked and payments made to employees of the Company and its Subsidiaries have not been in violation of Laws respecting employment and applicable to the Company; and (c) all payments due from the Company or any of its Subsidiaries or for which any claim may be made against the Company or any of its Subsidiaries, on account of wages, vacation pay, severance, commissions, premiums for unemployment insurance, pension plan premiums, and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Company or such Subsidiary to the extent required by GAAP. Except as disclosed in the Public Disclosure Documents, there are no material bonuses, distributions, termination payments, severance payments, or excess salary payments which will be payable to any officer, director, employee or consultant relating to their employment or services rendered to the Company or any of its Subsidiaries after the date hereof.

(q)	Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are currently engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(r)	No Integrated Offering. Assuming the accuracy of the Investor's representations and warranties set forth in Section 3.2, neither the Company, its Subsidiaries nor any of their Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of shareholders of the Company under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq or TSX or any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their Affiliates nor any Person acting on their behalf will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(s)	USA PATRIOT Act; OFAC.

(i)	The Company and each of its Subsidiaries is in compliance in all material respects with the applicable material provisions of the USA PATRIOT Act, The Money Laundering Control Act of 1986, 18 USC sec 1956 and 1957, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), Part XII.2 of the Criminal Code (Canada), and the regulations promulgated pursuant to the Special Economic Measures Act (Canada) and the United Nations Act (Canada) (the "Anti-Money Laundering Laws").

(ii)	None of the Company or any of its Subsidiaries, their respective directors or officers, nor, to the knowledge of the Company, any agent, employee or Person in control of the Company or any of its Subsidiaries is (i) currently the subject of any sanctions administered by the U.S. government (including by the U.S. State Department and the Office of Foreign Assets Control ("OFAC") of the U.S. Treasury Department), the Government of Canada, the European Union or any relevant member state, the United Nations Security Council or HM Majesty's Treasury of the United Kingdom ("Sanctions"), (ii) included on OFAC's List of Specially Designated Nationals and Blocked Persons, HM Majesty's Treasury's Consolidated List of Financial Sanctions Targets and the Investment Ban List or any similar list enforced by any other relevant sanctions authority, or (iii) located, organized or resident in any country or territory to the extent that such country or territory itself is the subject of comprehensive, territorial Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

(iii)	The Company will not directly or knowingly indirectly use the proceeds from the sale of the Units or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person that is currently the target of any Sanctions or for the purpose of funding, financing or facilitating any activities, business or transaction with or in any country that is the target of the Sanctions, to the extent such activities, businesses or transaction would be prohibited by applicable sanctions laws and regulations administered by the United States of America, including OFAC and the U.S. State Department, the United Nations Security Council, the Government of Canada, HM Majesty's Treasury, the European Union or relevant Participating Member States of the European Union (collectively, the "Sanctions Laws"), or in any manner that would result in the violation of any Sanctions Laws applicable to any party hereto.

(t)	Foreign Corrupt Practices Act.

(i)	The Company and its Subsidiaries, their respective directors and officers, and to the knowledge of the Company or any of its Subsidiaries, their agents or employees, are in compliance in all material respects with the U.S. Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada) or similar law of a jurisdiction in which the Company or any of its Subsidiaries conduct their business and to which they are lawfully subject (the "Anti-Corruption Laws").

(ii)	Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of the officers, directors, employees, agents or other any other representatives acting for or on behalf of the Company or any of its Subsidiaries (individually and collectively, a "Company Affiliate"), has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable Law, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a "Government Official") or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of: (i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or (ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(u)	Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable Law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(v)	Reporting Issuer. The Company is a reporting issuer in each of the Reporting Jurisdictions, is not in default under Canadian securities Laws of any of the Reporting Jurisdictions and is not on the list of defaulting issuers maintained by the applicable Canadian Securities Regulators in each of the Reporting Jurisdictions. The Company will not at the Time of Closing be in default under Canadian securities Laws of any of the Reporting Jurisdictions and will not be on the list of defaulting issuers maintained by any Canadian Securities Regulators in such Reporting Jurisdictions.

(w)	Cannabis Activities. The Company and each of its Subsidiaries conducts and has conducted all Cannabis Activities in compliance in all material respects with all Cannabis Laws that are applicable to it, its property or its business. Neither the Company nor any of its Subsidiaries nor any director, officer, employee or any agent or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of the Company or any of its Subsidiaries, possessed, cultivated, produced, processed, imported, exported, distributed, purchased or sold, or has any current intention to possess, cultivate, produce, process, import, export, distribute, purchase or sell, any Cannabis or has otherwise engaged in any direct or indirect dealings or transactions, in each case, involving Cannabis in or to the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia or any other federal, provincial, state, municipal, local or foreign jurisdiction where such activity is unlawful. None of the Company or any of its Subsidiaries holds an investment, other than a Permitted Contingent Investment, in any Person who conducts any Cannabis Activities other than in a jurisdiction where such Cannabis Activities would not violate or result in a breach of any applicable Cannabis Law. The Company and its Subsidiaries have instituted and maintained policies and procedures reasonably designed to ensure that the Company and its Subsidiaries do not (and do not hold any investment, other than Permitted Contingent Investments, in any Person that does) carry on any activities in, or distribute any products to, any jurisdiction where such activities or products are not in material compliance with all applicable federal, state, provincial or municipal laws.

(x)	Compliance with Cannabis Laws. Each of the Company and each of its Subsidiaries and their respective directors, officers and employees: (A) is and at all times has been in compliance in all material respects with all applicable statutes, rules, regulations, ordinances, orders, decrees, guidances, including, without limitation, all Cannabis Laws; (B) has not received any correspondence or notice from any Governmental Entity alleging or asserting material noncompliance with any Cannabis Laws or any licences, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto (collectively, "Cannabis Authorizations"); (C) possesses all Cannabis Authorizations required for the conduct of its business and such Cannabis Authorizations are valid and in full force and effect, and the Company, its Subsidiaries and all directors, officers and employees of each are not in violation of any term of any such Cannabis Authorization; (D) has not received notice of any pending or threatened claim, suit, proceeding, charge, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Entity or Third Party alleging that any operation or activity of the Company, its Subsidiaries or any of their directors, officers and/or employees is in violation of any Cannabis Laws or Cannabis Authorizations, and has no knowledge or reason to believe that any such Governmental Entity or Third Party is considering or would have reasonable grounds to consider any such claim, suit, proceeding, charge, hearing, enforcement, audit, investigation, arbitration or other action; and (E) has not received notice that any Governmental Entity has taken, is taking, or intends to take action to limit, suspend, modify or revoke any Health Canada Licence or other material Cannabis Authorizations and has no knowledge or reason to believe that any such Governmental Entity is considering taking or would have reasonable grounds to take such action. The execution, delivery and performance of the Transaction Documents and the transactions contemplated herein, will not have any material adverse impact on the Health Canada Licences or require the Company or any Subsidiaries to obtain any new licence or consent or approval under the Cannabis Laws.

(y)	All Necessary Permits. The Company and each of its Subsidiaries possesses all Permits and has made all declarations and filings with, all Governmental Entities, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as currently conducted and all such Permits are in good standing, in each case except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, neither the Company nor any of its Subsidiaries is in violation of, or in default under, any of the Permits except where such violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any Permit except where such revocation or modification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)	Absence of Certain Changes. Except as set forth in the Public Disclosure Documents since April 1, 2023, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof) or financial condition of the Company or any of its Subsidiaries. Neither the Company nor, except as set forth in the Public Disclosure Documents, any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the sale of the Units, will not be Insolvent, except as set forth in the Public Disclosure Documents. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not imminently engaging in any business or in any transaction, for which the Company's or such Subsidiary's remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted.

(aa)	Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its constating documents, any certificate of designation, or bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, articles of incorporation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, except as could not, individually or in the aggregate, have a Material Adverse Effect, the Company is not in violation of any of the rules, regulations or requirements of the Nasdaq or the TSX. The Common Shares are listed and posted for trading on the TSX and the Nasdaq and no order ceasing or suspending trading in any securities of the Company or prohibiting the sale or issuance of the Common Shares or the trading of any of the Company's issued securities has been issued and, to the knowledge of the Company, no (formal or informal) proceedings for such purpose have been threatened or are pending. The Company is in material compliance with the policies and notices of the TSX and the Nasdaq. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(bb)	Sarbanes-Oxley Act. The Company and each of its Subsidiaries is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective and applicable to the Company as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective and applicable to the Company as of the date hereof.

(cc)	Transactions With Affiliates. Except as set forth in the Public Disclosure Documents, none of the current officers or directors of the Company and, to the knowledge of the Company, none of the Company's shareholders, the officers or directors of any shareholder of the Company, or any family member or Affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction, in each case, that is required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the 1933 Act.

(dd)	Indebtedness and Other Contracts. Except as disclosed in the Public Disclosure Documents, neither the Company nor any of its Subsidiaries, (i) has any material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the Public Disclosure Documents which are not so disclosed in the Public Disclosure Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, "capital leases" in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(ee)	Capitalization and Voting Rights.

(i)	The authorized share capital of the Company consists of an unlimited number of Common Shares. As of January 17, 2024, the outstanding share capital of the Company consists of 82,955,402 Common Shares.

(ii)	All of the Company's issued and outstanding Common Shares are duly authorized and have been validly issued as fully paid and non-assessable shares and were issued in compliance in all material respects with all Securities Laws.

(iii)	As of January 17, 2024, there were an aggregate of up to 6,938,050 Common Shares issuable upon the conversion, exercise or exchange of all outstanding securities of the Company which may be converted, exercised or exchanged for Common Shares.

(iv)	Other than as disclosed in the Public Disclosure Documents, as at the date hereof, there are no contracts, commitments or agreements relating to voting or giving of written consents with respect to the Common Shares (i) between or among the Company and any of its shareholders; or (ii) to the knowledge of the Company, between or among any of the shareholders of the Company.

(v)	Other than the CBG Group, no holder of Common Shares is entitled to any pre-emptive or any similar rights to subscribe for any Common Shares or other securities of the Company as a result of the execution of the Transaction Documents or consummation of transactions contemplated thereby.

(vi)	Other than for BioSteel Sports Nutrition Inc., neither the Company nor any Subsidiary has any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.

(vii)	Except as disclosed in the Public Disclosure Documents, as at the date hereof, there are no pre-emptive rights or similar rights to subscribe for any securities of the Company's Subsidiaries.

(ff)	Organizational Documents. The Company has furnished to the Investor true, correct and complete copies of the Company's articles of amendment, as in effect on the date hereof, and the Company's bylaws, as in effect on the date hereof, and the material terms of all securities that are exercisable or convertible into Common Shares and the material rights of the holders thereof in respect thereto, to the extent not available on EDGAR or SEDAR+.

(gg)	Internal Accounting and Disclosure Controls. Except as set forth in the Public Disclosure Documents, the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act and in National Instrument 52-109 – Certification of Disclosure in Issuers' Annual and Interim Filings) that comply with the requirements of the 1934 Act and Canadian securities Laws and have been designed by, or under the supervision of, the Company's principal executive and principal financial officer, or Persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth in the Public Disclosure Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the applicable Securities Laws) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the applicable Securities Law is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the applicable Securities Law, as applicable, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the applicable Securities Laws is accumulated and communicated to the Company's management, including its principal/chief executive officer or officers and its principal/chief financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as set forth in the Public Disclosure Documents, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant or Governmental Entity relating to any potential material weakness or significant deficiency in any part of the internal control over financial reporting of the Company or any of its Subsidiaries.

(hh)	Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its filings, if any, pursuant to Securities Laws and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(ii)	Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Agents), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(jj)	Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Units in the principal amount of the Subscription Amount to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with in all material respects.

(kk)	Omnibus Plans. Each Equity Award granted by the Company under the Omnibus Plans, as applicable, was granted (i) in accordance with the terms of the applicable Omnibus Plan and (ii) with an exercise price at least equal to the fair market value of the Common Shares on the date such Equity Award would be considered granted under GAAP and applicable Law. No Equity Award granted under the Omnibus Plans, as applicable, has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, Equity Awards prior to, or otherwise knowingly coordinate the grant of Equity Awards with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ll)	No Additional Agreements. The Company does not have any agreement or understanding with the Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(mm)	Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in compliance with all applicable provincial, state and federal data privacy and security laws and regulations, including without limitation HIPAA and The Personal Information Protection and Electronic Documents Act, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with and currently are in compliance with, the GDPR (collectively, the "Privacy Laws") except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. "Personal Data" means (i) a natural person's name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver's license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as "personally identifying information" under the Federal Trade Commission Act, as amended; (iii) "personal data" as defined by the European Union General Data Protection Regulation ("GDPR") (EU 2016/679); (iv) any information which would qualify as "protected health information" under the Health Insurance Portability and Accountability Act and the Health Information Technology for Economic and Clinical Health Act (collectively, "HIPAA"); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person's health or sexual orientation. To ensure material compliance with the Privacy Laws, the Company and its Subsidiaries have in place, materially comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the "Policies"). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable Laws, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable Laws in any material respect. The Company further represents that, except where such event would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(nn)	Registration Rights. Except as disclosed in the Public Disclosure Documents, no holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement or the issuance of the Securities hereunder that could expose the Company to material liability or the Investor to any liability or that could impair the Company's ability to consummate the issuance and sale of the Securities in the manner, and at the times, contemplated hereby, which rights have not been waived by the holder thereof as of the date hereof.

(oo)	Private Placement. Assuming the accuracy of the Investor's representations in Section 3.2(g) and Section 3.2(h)(xi), the offer, issuance and sale of the Units to the Investor is exempt from the registration and prospectus delivery requirements of the 1933 Act and the rules and regulations promulgated thereunder. Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the 1933 Act) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the 1933 Act) which is or will be integrated with the sale of the Units in a manner that would require the registration under the 1933 Act of the Units, (ii) offered, solicited offers to buy or sold the Units by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or (iii) offered, solicited offers to buy or sold the Units in any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act.

3.2	Representations and Warranties of the Investor

The Investor hereby represents, warrants and covenants to the Company, as of the date hereof and as of the Closing Date (except for such representations and warranties which refer to or are made as of another specified date, in which case, such representations and warranties will have been true and correct as of that date), as follows and acknowledges that the Company is relying on such representations and warranties in completing its issuance of the Units and the Unit Shares and Warrants underlying the Units:

(a)	Organization. The Investor is duly incorporated and is a company validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power, authority and legal capacity to own or to hold the Unit Shares and Warrants underlying the Units and the Warrant Shares underlying the Warrants and to complete the transactions to be completed by it as contemplated in this Agreement. The Investor is in good standing under applicable corporate Laws and in material compliance with applicable Laws.

(b)	Authorization. The Investor has the requisite power and authority to enter into this Agreement and the Transaction Documents and to perform its obligations hereunder and thereunder. This Agreement and the Transaction Documents have been duly authorized, executed and delivered by the Investor and are a valid and binding obligation of the Investor enforceable against the Investor by the Company in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws and to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction. No other corporate proceedings of the Investor are necessary to authorize the execution, delivery and performance of this Agreement, the Transaction Documents or the completion of the transactions contemplated hereby.

(c)	No Violation. The entering into of this Agreement and the other transactions contemplated hereby to be performed by the Investor will not result in a violation of any of the terms and provisions of any Law applicable to the Investor or the organizational documents of the Investor.

(d)	Residency. The Investor is a resident of the jurisdiction set forth on Exhibit A attached to this Agreement, which address is the residence or principal place of business of the Investor and such address was not obtained or used solely for the purpose of acquiring the Units.

(e)	Purchasing as Principal. The Investor is purchasing the Units as principal for its own account and not for the benefit of any other person or is deemed under the Securities Laws to be purchasing the Units as principal.

(f)	Existing Ownership. As of the date hereof, the Investor does not beneficially own or have control or direction over, directly or indirectly, any Common Shares.

(g)	Securities Laws. The Investor acknowledges and confirms:

(i)	that the Investor (i) is both a “qualified institutional buyer”, as such term is defined in Rule 144A promulgated under the 1933 Act and an “accredited investor” as such term is defined in Rule 501(a) promulgated under the 1933 Act and (ii) (A) has total assets of at least US$50 million, (B) meets the definition of a "qualified purchaser" as defined under the Investment Company Act of 1940, as amended, or (C) is a registered investment company;

(ii)	that the approval of this Agreement and the execution thereof was made outside Canada;

(iii)	that the Unit Shares and Warrants underling the Units and Warrant Shares underling the Warrants have not been qualified for distribution by prospectus in Canada, that the Investor is acquiring the Units and the underlying Unit Shares and Warrants not with a present view to or for distributing or reselling such securities in Canada, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such securities in Canada;

(iv)	the Investor is not resident in Canada or subject to applicable Canadian securities Laws;

(v)	the Investor is knowledgeable of, or has been independently advised as to, the applicable securities Laws of [•] which would apply to this Agreement, if any;

(vi)	the applicable securities Laws of [•] do not require the Company or the Agents to file a prospectus, registration statement or similar document, to register the Units, the underlying Unit Shares or the Warrants or the underlying Warrant Shares or to make any filings with or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in [•];

(vii)	the delivery of this Agreement, the acceptance of it by the Company and the issuance of the Units, the underlying Unit Shares or the Warrants or the underlying Warrant Shares to the Investor complies with or will comply with, as applicable, all applicable laws of [•] and will not cause the Company or the Agents to become subject to or required to comply with any disclosure, prospectus or reporting requirements under [•];

(viii)	the Investor will not sell, transfer or dispose of the Units, the underlying Unit Shares or the Warrants or the underlying Warrant Shares except in accordance with all applicable Laws, including applicable Securities Laws, and the Investor acknowledges that the Company shall have no obligation to register any such purported sale, transfer or disposition which violates applicable Securities Laws;

(ix)	the Investor acknowledges and agrees that it has not received any confidential information memorandum or other offering memorandum or similar document in connection with its decision to enter into this Agreement and to consummate the purchase of Securities pursuant to this Agreement; and

(x)	the Investor has fully reviewed the Transaction Documents and the materials referenced therein relating to the transactions contemplated by the Transaction Documents.

(h)	United States Securities Laws. The Investor acknowledges and agrees that:

(i)	the Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Units, including the Unit Shares, Warrants and Warrant Shares, and has so evaluated the merits and risks of such investment;

(ii)	the Investor is knowledgeable about the industries in which the Company operates and is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and arising from the Units, Unit Shares, Warrants and Warrant Shares, as applicable, and is able to bear the substantial economic risk of an investment in the Units, Unit Shares, Warrants and Warrant Shares, as applicable, for an indefinite period of time and is able to afford a complete loss of such investment;

(iii)	the Investor has had the opportunity to review the forms of Warrant Certificates and Registration Rights Agreement and has been afforded, (i) the opportunity to discuss and ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the Company's business, management, financial affairs and the terms and conditions of the Warrant Certificates and the Registration Rights Agreement and the offering of the Units (including the Unit Shares, Warrants, and the Warrant Shares, as applicable) and the merits and risks of investing in the Units; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment;

(iv)	neither the Company nor any other person acting on its behalf, including, for greater certainty, the Agents, or any of their respective Affiliates or representatives has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company (or its businesses or assets) or the Units, Unit Shares, Warrants or Warrant Shares, in each case, except as expressly set forth in this Agreement;

(v)	the Investor is consummating the transactions contemplated by this Agreement without any representation or warranty, express or implied, by any person, except for the representations and warranties of the Company expressly set forth in this Agreement;

(vi)	the Investor is relying on its own due diligence, investigation and analysis in entering into the transactions contemplated by this Agreement;

(vii)	neither the Agents nor any of their Affiliates nor the Agents' legal counsel has provided the Investor with any information or advice with respect to the Units nor is such information or advice necessary or desired;

(viii)	neither the Agents nor any of their Affiliates nor the Agents' legal counsel has made or makes any representation as to the Company or the quality of the Units and the Agents and any of their Affiliates and their legal counsel may have acquired non-material non-public information with respect to the Company which such Investor agrees need not be provided to it;

(ix)	in connection with the issuance of the Units to such Investor, neither the Agents nor any of their Affiliates or their legal counsel has acted as a financial advisor or legal advisor or fiduciary to such Investor;

(x)	other than consummating the transactions contemplated hereunder, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Investor first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the proposed terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Subject to Section 5.11, other than to other Persons party to this Agreement or to the representatives of the Investor that are bound by confidentiality obligations, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Investor has maintained and will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction) unless and until the Company issues a press release or a Current Report on Form 8-K disclosing such existence, such terms and such other disclosures; and

(xi)	the Investor understands that the Units are being offered and sold to it hereunder in reliance upon specific exemptions from the registration requirements of the 1933 Act, the rules and regulations promulgated under the 1933 Act and state securities laws and acknowledges and agrees that, as of the Closing Date, the Securities have not been registered under the 1933 Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act and in compliance with state securities laws. The Investor agrees with the Company that it will only sell Securities in compliance with the legend applicable to the Securities;

(i)	No Representations. No person has made to the Investor any written or oral representations:

(i)	that any person will resell or repurchase any of the Securities;

(ii)	that any person will refund the purchase price of any of the Securities;

(iii)	as to the future price or value of any of the Securities; or

(iv)	that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Securities for trading on a stock exchange, other than the current listing of the Common Shares on the TSX and the Nasdaq.

(j)	Not a "Control Person". The Investor will not become a "control person" (as defined in the Securities Act (Ontario)) by virtue of the purchase of the Units, and has no current intention to act in concert with any other person to form a control group of the Company.

(k)	Filings. If required by applicable Securities Laws, policy or order or by any Securities Regulators, stock exchange or other Governmental Entity, the Investor will execute, deliver, file and otherwise assist the Company in filing, such reports, undertakings and other documents with respect to the issue of the Unit Shares and Warrants comprising the Units as may be reasonably required.

(l)	Source of Funds. The funds representing the Subscription Amount will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (for the purposes of this paragraph the "PCMLTFA") and the Investor acknowledges that it understands that the Company may in the future be required by law to disclose the name of the Investor, other information relating to this Agreement, and the subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of the knowledge of the Investor, the Investor agrees that (a) none of the subscription proceeds (i) have been or will be derived directly or indirectly from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or the international jurisdiction in which the Investor is resident, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Investor and, (b) the Investor agrees to promptly notify the Company if it discovers that any of such representations cease to be true, and to provide the Company with appropriate information in connection therewith.

(m)	Collection of Personal Information. The Investor:

(i)	acknowledges and consents to the Company collecting and delivering to Governmental Entities in the United States or in any of the Reporting Jurisdictions any personal information provided by the Investor which is required to be provided in satisfaction of the Company's obligations pursuant to Securities Laws; and

(ii)	acknowledges that its name and other specified information, including the number of Unit Shares and Warrants comprising the Units subscribed for, may be disclosed to (A) Canadian Securities Regulators and may become available to the public in accordance with the requirements of applicable Laws and (B) authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada). The Investor consents to the disclosure of that information.

(n)	Wall-Cross Matters. The Investor acknowledges and agrees that it has not transacted, and will not transact, in any securities of the Company, including, but not limited to, any hedging transactions, from the time the Investor was first contacted by the Company or the Agents with respect to the transactions contemplated by this Agreement until after the Company issues a press release disclosing the material terms of the transactions contemplated hereby prior to the Disclosure Time. Solely for purposes of this Section 3.2(n), subject to the Investor's compliance with its obligations under U.S. federal Securities Laws and the Investor's internal policies, (i) the Investor will not include any employees or affiliates of the Investor that are effectively walled off by appropriate "Fire Wall" information barriers approved by the Investor's legal or compliance department, and (ii) the foregoing representations and covenants of this Section 3.2(n) will not apply to any transaction by or on behalf of an account that was effected without the advice or participation of, or such account's receipt of information regarding the transactions contemplated hereby provided by, the Investor.

(o)	No Reliance on the Agents. The Investor acknowledges and agrees the Agents have not acted as a financial advisor or fiduciary to the Investor and that the Agents and their respective directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Public Disclosure Documents and make no representation or warranty to the Investor, express or implied, with respect to the Company, the Units, the Unit Shares or the Warrants or the accuracy, completeness or adequacy of the information provided to the Investor or any other publicly available information, nor will any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor.

(p)	Non-Public Information. The Investor acknowledges and understands that the Company and its Affiliates now possess and may hereafter possess certain material non-public information regarding the Company not known to the Investor that may be material to an investment decision and impact the value of the Units (collectively, the "Information"). The Investor understands, based on its experience, sophistication and knowledge, the disadvantage to which the Investor is subject due to the disparity of information that may exist between the Company and its Affiliates, on the one hand, and the Investor on the other hand. Notwithstanding that it is aware that the Information exists and notwithstanding such disparity, the Investor has deemed it appropriate to enter into this Agreement and subscribe for the Units.

(q)	Legal Advice. The Investor acknowledges and agrees that: (i) the Agents' legal counsel and the Company's legal counsel are acting, and at all times have acted, as legal counsel to the Agents and the Company, as applicable, and not as legal counsel to the Investor; and (ii) neither the Agents' legal counsel nor the Company's legal counsel assumes any responsibility or liability of any nature whatsoever for the accuracy or adequacy of any of the information furnished to the Investor in connection with the Offering. The Agents' legal counsel and the Company's legal counsel are entitled to the benefit of this subsection 3.2(q) and subsection 3.2(h).

3.3	Survival of Representations and Warranties

The representations and warranties contained herein shall survive the Closing hereunder until the six-month anniversary thereof, unless bona fide notice of a Claim shall have been made in writing before such date, in which case the representation and warranty to which such notice applies shall survive in respect of that Claim until the final determination or settlement of the Claim, notwithstanding any investigation made by or on behalf of the Party (or pursuant to Section 7.8, the Agent) entitled to rely on such representation and warranty.

Article 4

Acknowledgements of the Investor

4.1	Acknowledgements of the Investor

The Investor acknowledges that:

(a)	the Company may complete additional financings in the future in order to develop the business of the Company and fund its ongoing operations and development, and such future financings may have a dilutive effect on then-current securityholders of the Company, including the Investor, and there can be no assurance that such financing will be available, on reasonable terms or at all, and if not available, the Company may be unable to fund its ongoing development;

(b)	the Company has advised the Investor that the Company is relying on and will be representing to Governmental Entities that it is relying on an exemption from the requirements to provide the Investor with a prospectus in Canada and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by Canadian securities Laws, including statutory rights of rescission or damages, will not be available to the Investor;

(c)	other than the fees payable to the Agents, no other fee or commission is payable by the Company in connection with the completion of the transactions contemplated by this Agreement;

(d)	the indemnification of the Agents by the Company and the restrictions on issuances of securities by the Company and trading in securities of the Company by its directors and executive officers for certain periods, each as provided for in the Engagement Letter or the Lock-Up Agreements, as applicable;

(e)	there may be material tax consequences to the Investor as a result of the acquisition or disposition of the underlying Unit Shares and Warrants and the Warrant Shares issuable upon exercise of the Warrants, and the Company gives no opinion and makes no representations with respect to the tax consequences to the Investor under United States federal, state or local, Canadian federal, provincial or local or other foreign tax law of any such acquisition or disposition of such underlying Unit Shares and Warrants or Warrant Shares issuable upon exercise of the Warrants, as applicable; and

(f)	the Company makes no and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Agreement.

Article 5
ADDITIONAL COVENANTS

5.1	Actions to be Taken by the Company

The Company will

(a)	promptly following the Closing Date, file with the Securities Regulator in Ontario any applicable private placement form, in connection with this Agreement and the transactions contemplated by this Agreement; and

(b)	ensure that the issue and sale of the Units and underlying Unit Shares and Warrants by the Company to the Investor and the Warrant Shares issuable upon exercise of the Warrants by the Investor, will comply, in all material respects, with the requirements of Securities Laws.

5.2	Filings

The Investor will, or will cause others to, as applicable, execute, deliver, file and otherwise assist the Company in filing on a timely basis, such reports, undertakings and other documents required by applicable Laws in connection with the transactions contemplated hereunder.

5.3	Furnishing of Information

Until the six-month anniversary of the date hereof, the Company shall use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to applicable Securities Laws.

5.4	Integration

The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that would be integrated with the offer or sale of the Units and the underlying Unit Shares and Warrants for purposes of the rules and regulations of any trading market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

5.5	Securities Laws Disclosure; Publicity

The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the 1934 Act. Neither the Company nor the Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Investor, or without the prior consent of the Investor, with respect to any press release of the Company, in each case, concerning the transactions contemplated hereby, except if such disclosure is required by applicable regulation or law. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor, or any of its respective affiliates or investment advisers, including in any press release, or include the name of the Investor, or any of its respective affiliates or investment advisers in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except (a) as required by applicable Securities Laws, including in the Registration Statement and the Company's Form 8-K disclosing the transactions contemplated by the Transaction Documents, and (b) to the extent such disclosure is required by law or trading market regulations. The foregoing requirements shall not apply in respect of any public disclosure naming the Investor or any of its affiliates or investment advisers using language previously approved by the Investor in writing within the same fiscal year.

5.6	Use of Proceeds

The Company shall use the net proceeds from the sale of the Units hereunder for the repayment of certain outstanding indebtedness of the Company as well as for working capital and general corporate purposes.

5.7	Reservation of Common Shares

As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of pre-emptive rights, a sufficient number of Common Shares for the purpose of enabling the Company to issue the Warrant Shares pursuant to any exercise of the Warrants.

5.8	Notification to the Agents

The Company covenants and agrees with the Agents that the Company shall advise the Agents promptly of: (A) the suspension of the qualification or registration for resale of (or any such exemption relating to) the Unit Shares and Warrants underlying the Units or the Warrant Shares issuable upon exercise of the Warrants for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use commercially reasonable efforts to obtain the earliest possible withdrawal thereof; (B) of the occurrence of any event at any time prior to the Closing as a result of which any material information regarding the Company or its assets previously provided to the Agents has changed, or the discovery of any untrue statement or material fact in the Public Disclosure Documents; and (C) of the receipt by the Company of any notice with respect to any suspension of the qualification or registration for resale of the Unit Shares and Warrants underlying the Units or the Warrant Shares issuable upon exercise of the Warrants for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use commercially reasonable efforts to prevent the issuance of any such order preventing or suspending any such qualification or registration for resale of the Unit Shares and Warrants underlying the Units or the Warrant Shares issuable upon exercise of the Warrants and, if any such order is issued, will obtain as soon as possible the withdrawal thereof;

5.9	Listing of Common Shares

The Company shall use commercially reasonable efforts to maintain the listing or quotation of the Common Shares on the TSX and the Nasdaq until the twelve-month anniversary of the date hereof. No later than two (2) Business Days following the date hereof, the Company shall (i) apply to list all of the Unit Shares underlying the Units and the Warrant Shares issuable on the exercise of the Warrants on the TSX; and (ii) provide notice to the Nasdaq with respect to all of the Unit Shares underlying the Units and the Warrant Shares issuable on the exercise of the Warrants. The Company further agrees, if the Company applies to have the Common Shares traded on any other trading market, it will then include in such application all of the Unit Shares underlying the Units and Warrant Shares issuable on the exercise of the Warrants, and will take such other action as is necessary to cause all of the Unit Shares underlying the Units and Warrant Shares issuable on the exercise of the Warrants to be listed or quoted on such other trading market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Shares on a trading market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the trading market. The Company agrees to maintain the eligibility of the Common Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

5.10	Transfer Restrictions.

(a)	The Securities may only be disposed of in compliance with state and federal securities Laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Investor or in connection with a pledge as contemplated in Section 5.10(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of the Investor under this Agreement and the Registration Rights Agreement.

(b)	The Investor agrees to the imprinting, so long as is required by this Section 5.10, of a legend on any of the Securities in the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO CANOPY GROWTH CORPORATION (THE “CORPORATION”), (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (B), (C)(1), (C)(2) OR (D) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO THE CORPORATION’S TRANSFER AGENT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

The Company acknowledges and agrees that the Investor may from time to time, subject to applicable law, pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the 1933 Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424 under the 1933 Act or other applicable provision of the 1933 Act to appropriately amend the list of Selling Securityholders (as defined in the Registration Rights Agreement) thereunder.

(c)	Within two (2) Business Days after the effective date of the Registration Statement, the Company shall cause its counsel to issue a legal opinion to the Transfer Agent to effect the removal of the legend hereunder in connection with a sale in accordance with the Share Transfer Memo (as such term is defined in the Registration Rights Agreement). Except as otherwise required by applicable law, the Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 5.10.

(d)	The Investor agrees with the Company that the Investor will sell any Securities pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to the Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates or direct registration statements representing Securities as set forth in this Section 5.10 is predicated upon the Company’s reliance upon this understanding.

5.11	Non-Public Information.

Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to the terms of this Agreement, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Investor shall have consented in writing to the receipt of such information and agreed in writing with the Company to keep such information confidential. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates delivers any material, non-public information to the Investor without the Investor’s consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents, including, without limitation, the Agents, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents, including, without limitation, the Agents, not to trade on the basis of, such material, non-public information, provided that the Investor shall remain subject to applicable Law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall promptly after the delivery of such notice file such notice with the SEC pursuant to a Current Report on Form 8-K. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

5.12	Subsequent Equity Sales.

(a)	From the date hereof until 45 days after the Closing Date, the Company shall not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Shares or Common Share Equivalents (other than the Units and the Securities underlying the Units in connection with the Offering).

(b)	Notwithstanding the foregoing, this Section 5.12 shall not apply in respect of an Exempt Issuance.

5.13	Exercise Procedures.

The form of Election to Purchase included in the Warrant Certificates sets forth the totality of the procedures required of the Investor in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Investor to exercise the Warrants. Without limiting the preceding sentences, no ink-original Election to Purchase shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Election to Purchase form be required in order to exercise the Warrants. The Company shall honor exercises of the Warrants in accordance with the terms of the Warrant Certificates and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Warrant Certificates.

Article 6
CLOSING

6.1	Closing

Subject to the terms and conditions of this Agreement, the Closing for the purchase of the Units herein will be completed on the Closing Date electronically via email or by such other means as may be agreed upon by the Parties at the Time of Closing on the Closing Date.

6.2	Company Closing Deliveries – Closing

At or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Investor, the following Closing Documents:

(a)	evidence of the conditional approval of the issuance and listing of the Unit Shares underlying the Units and Warrant Shares issuable upon the exercise of the Warrants on the TSX and evidence of the submission of a listing of additional shares notice with the Nasdaq;

(b)	evidence satisfactory to the Investor, acting reasonably, that CBG Group has waived in writing its pre-emptive rights to participate in the Offering pursuant to the second amended and restated investor rights agreement between the Company and CBG Group dated April 18, 2019;

(c)	an executed copy of: (i) each of the Warrant Certificates, (ii) the Registration Rights Agreement and (iii) each of the Lock-Up Agreements;

(d)	a certificate of compliance with respect to the Company issued by Corporations Canada as at the Business Day prior to the Closing Date;

(e)	a certificate addressed to the Investor and signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company or other senior officers of the Company acceptable to the Investor, certifying for and on behalf of the Company and without personal liability, that:

(i)	the Company has complied in all material respects with the terms and conditions of this Agreement on its part to be complied with at or prior to the Closing Time;

(ii)	the representations and warranties of the Company and/or its Subsidiaries contained in this Agreement will be true and correct in all material respects as of the Closing Date as if made as of such date (except for such representations and warranties which refer to or are made as of another specified date, in which case, such representations and warranties will have been true and correct in all material respects as of that date);

(iii)	no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officer, contemplated or threatened by any regulatory authority;

(iv)	since the date of the most recent Financial Statements: (A) other than as disclosed in the Public Disclosure Documents, there has been no change (financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect; and (B) other than as disclosed in the Public Disclosure Documents no transaction has been entered into by the Company or its Subsidiaries which is or would be material to such entity other than in the ordinary course of business; and

(v)	the Company has not become aware of a change in any material fact or any misrepresentation in any information regarding the Company which is required to be disclosed in the Public Disclosure Documents;

(f)	a certificate from a duly authorized officer of the Company certifying (i) the Articles, (ii) the by-laws of the Company, and (iii) the resolutions of the Board approving the issuance of the Units, the underlying Unit Shares and Warrants, and Warrant Shares issuable upon exercise of the Warrants, the execution, delivery and performance of this Agreement, the Warrant Certificates and the Registration Rights Agreement and the consummation of the transactions contemplated hereunder and thereunder and such other matters as the Investor may reasonably request;

(g)	a certificate from the Transfer Agent: (i) as to its appointment as transfer agent and registrar of the Common Shares; and (ii) as to the number of issued and outstanding Common Shares as at the close of business on the Business Day prior to the Closing Date; and

(h)	such other instruments or documents, in registrable form or otherwise, in respect of the Units as the Investor may reasonably require to assure the completion of the transactions contemplated by this Agreement.

6.3	Investor Closing Deliveries – Closing

At or prior to the Closing Date, the Investor shall deliver or cause to be delivered to the Company, the following:

(a)	payment of the Subscription Amount, in accordance with Section 2.3; and

(b)	such other instruments or documents, in registrable form or otherwise, in respect of the Units as the Company may reasonably require to assure the completion of the transactions contemplated by this Agreement.

Article 7
GENERAL PROVISIONS

7.1	Notices

(a)	Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and may be given by the delivery of the same or by mailing the same by prepaid registered or certified mail or by sending the same by email or other similar form of communication (provided that if a method of notice other than email is selected, the notice shall also be sent by email), in each case addressed as follows:

(i)	in the case of the Investor:

[•]

Attention:	[•]
Email:	[•]

with a copy (which does not constitute notice) to:

[•]

Attention:	[•]
Email:	[•]

(ii)	in the case of the Company:

Canopy Growth Corporation

1 Hershey Drive
Smiths Falls, Ontario K7A 0A8

Attention:	Christelle Gedeon, Chief Legal Officer

Email:	christelle.gedeon@canopygrowth.com

with a copy (which does not constitute notice) to:

Cassels Brock & Blackwell LLP

40 Temperance Street, Suite 3200

Toronto, Ontario M5H 0B4

Attention:	Jonathan Sherman

Email:	jsherman@cassels.com

(b)	Any notice, direction or other instrument will (i) if delivered by hand, be deemed to have been given and received on the day it was delivered; (ii) if mailed, be deemed to have been given and received on the third Business Day following the day of mailing, except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received; and (iii) if sent by email or other similar form of communication, be deemed to have been given and received on the Business Day following the day it was so sent.

(c)	Either Party may at any time change its address for service from time to time by giving notice to the other Party in accordance with this Section 7.1.

7.2	Further Assurances

Each of the Parties hereto shall, from time-to-time hereafter and upon any reasonable request of the other, promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things as may be required or necessary for the purposes of giving effect to this Agreement.

7.3	Amendments

No amendment or waiver of any provision of this Agreement shall be binding on any Party unless consented to in writing by such Party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

7.4	Assignment

Neither Party may assign any of its rights or benefits under this Agreement, or delegate any of its duties or obligations, except with the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

7.5	Successors and Assigns

This Agreement shall enure to the benefit of and shall be binding on and enforceable by and against the Parties and their respective successors or heirs, executors, administrators and other legal personal representatives, and permitted assigns.

7.6	No Partnership

Nothing in this Agreement or in the relationship of the Parties hereto shall be construed as in any sense creating a partnership among the Parties or as giving to any Party any of the rights or subjecting any Party to any of the creditors of the other Party.

7.7	Expenses

Unless otherwise explicitly stated herein or in the Engagement Letter, each Party shall be responsible for their own fees and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated herein. The Company shall be responsible for the payment of the fee payable to the Agents, financial advisory fees, Transfer Agent fees, the Depository Trust Company fees or broker's commissions relating to or arising out of the transactions contemplated hereby.

7.8	Reliance by Agents

The Agents may rely on each representation and warranty of the Company and the Investor made herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to the Agents. The Agents shall be a third-party beneficiary to this Agreement to the extent provided in this Section 7.8.

7.9	Language

The Parties confirm having requested that this Agreement and all notices or other communications relating to them be drawn-up in the English language only. Les Parties aux présentes confirment avoir requis que cette convention ainsi que tous les avis et autres communications s'y rapportant soient rédigés en langue anglaise seulement.

7.10	Counterparts

This Agreement and all documents contemplated by or delivered under or in connection with this Agreement may be executed and delivered in any number of counterparts (including counterparts delivered by facsimile or email), with the same effect as if all Parties had signed and delivered the same document, and all counterparts shall be construed together to be an original and will constitute one and the same agreement.

* * * * * * *

IN WITNESS WHEREOF this Agreement has been executed by the Parties.

CANOPY GROWTH CORPORATION

Per:
Name:
Title:

[•]

Per:
Name:
Title:

SCHEDULE "A"

SERIES A WARRANT CERTIFICATE

SCHEDULE "B"

SERIES B WARRANT CERTIFICATE

SCHEDULE "C"

REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

Investor

Name of Investor	Residence Jurisdiction	Amount of Units				Aggregate Principal Amount of Units	Subscription Amount	Registration Name	Registration Address	Delivery Address
[•]	[•]	Unit Shares	Series A Warrants	Series B Warrants	Total Units			[•]	[•]	[•]
TOTAL:						US$	US$4.29